Exhibit 10.1

AMENDMENT 2010-3

to the

NORDSTROM 401(k) PLAN & PROFIT SHARING

(2008 Restatement)

The Nordstrom 401(k) Plan & Profit Sharing (the “Plan”) is hereby amended pursuant to Plan Section 13.1-3 to simplify the beneficiary hierarchy in situations where a Participant dies without a valid beneficiary designation form on file. The provisions of this Amendment 2010-3 are effective for Participant deaths on or after January 1, 2011.

1. Section 9.3 Death Benefits is amended by replacing Section 9.3-4 Deemed Beneficiary with the following:

“9.3-4 Deemed Beneficiary. If no beneficiary designation has been made, or if the designated beneficiary has predeceased the Participant, then the Participant will be deemed to have designated the following as his or her surviving beneficiaries and contingent beneficiaries with priority in the order named below.

(a) Death Before January 1, 2011. If the Participant dies before January 1, 2011:

(1) first, to the Participant’s surviving spouse, as defined under federal law;

(2) next, to his or her children, in equal shares;

(3) next, to his or her parents, in equal shares;

(4) next, to his or her brothers and sisters, in equal shares; or

(5) next, to his or her estate.

(b) Death On or After January 1, 2011. If the Participant dies on or after January 1, 2011:

(1) first, to the Participant’s surviving spouse, as defined under federal law; or

(2) if the Participant does not have a surviving spouse, to his or her estate.

IN WITNESS WHEREOF, pursuant to proper authority, this Amendment 2010-3 has been executed on behalf of the Company this     22     day of December, 2010.

NORDSTROM, INC.

By:	/s/ Delena M. Sunday
Title:	Executive Vice President, Human Resources and Diversity Affairs